                                                                  Exhibit 23.1

                    CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-91808) pertaining to the Inveresk Research Group, Inc. 2002 Stock Option Plan and Inveresk Research Group, Inc. 2002 Non-Employee Directors Stock Option Plan of our report dated February 13, 2001, except for Note 15 as to which the date is February 22, 2001, with respect to the consolidated financial statements and schedule of ClinTrials Research Inc. and subsidiaries included in the Registration Statement (Form S-1 No. 333-85356) and related Prospectus of Inveresk Research Group, Inc. filed with the Securities and Exchange Commission.

                                                 /s/ ERNST & YOUNG LLP
                                                ----------------------
                                                     Ernst & Young LLP


Raleigh, North Carolina
November 6, 2002